Exhibit 4.21

EXECUTION

3 September 2010

MINING RIGHT ABANDONMENT AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

and

WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

TABLE OF CONTENTS

1	PARTIES	1
2	INTERPRETATION	1
3	INTRODUCTION	7
4	CONDITIONS PRECEDENT	7
5	ESCROW AMOUNT	10
6	PAYMENT OF THE CONSIDERATION	13
7	LODGEMENT OF DEEDS	13
8	FLOODING	15
9	ACCESS TO INFORMATION	16
10	DRILLING OPERATIONS	16
11	INTEREST	18
12	GENERAL WARRANTIES	18
13	PUBLICITY	19
14	BREACH	20
15	DISPUTE RESOLUTION	20
16	NOTICES AND DOMICILIA	21
17	BENEFIT OF THE AGREEMENT	22
18	APPLICABLE LAW AND JURISDICTION	23
19	GENERAL	23
20	COSTS	25
21	SIGNATURE	25

ANNEXURES

ANNEXURE “1” : DEED OF ABANDONMENT

ANNEXURE “2” : DEED OF AMENDMENT OF MINING RIGHT

ANNEXURE “3” : DEED OF AMENDMENT OF PROSPECTING RIGHT

ANNEXURE “4” : PLAN OF MERRIESPRUIT SOUTH AREA

ANNEXURE “5” : MINING RIGHT

ANNEXURE “6” : PLAN OF MINING RIGHT AREA

ANNEXURE “7” : SECTION 102 APPLICATION

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	Harmony Gold Mining Company Limited; and

1.1.2	Witwatersrand Consolidated Gold Resources Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	“Abandonment” means the abandonment by Harmony of that portion of the Mining Right pertaining to the Merriespruit South Area in terms of section 56(f) of the MPRDA;

2.1.2	“AFSA” means the Arbitration Foundation of Southern Africa;

2.1.3	“Agreement” means the agreement contained in this document, including all annexures hereto;

2.1.4	“Balance of the Consideration” means the Consideration less the Escrow Amount;

2.1.5	“Conditions Precedent” means the conditions precedent set out in clause 4;

2.1.6	“Consent” means the consent of the Minister under and pursuant to the grant of the Section 102 Application to add the Merriespruit South Area to the Wits Gold Prospecting Right;

2.1.7	“Consideration” means an amount equal to R61,000,000 (sixty one million rand) exclusive of VAT thereon;

2.1.8	“Deeds of Amendment” means the –

2.1.8.1	Deed of Mining Right Amendment; and

2.1.8.2	Deed of Prospecting Right Amendment;

2.1.9	“Deed of Abandonment” means a notarial deed of abandonment, giving effect to the Abandonment, substantially in the form of the draft attached hereto as annexure “1”, or such other form as may be agreed between the Parties;

2.1.10	“Deed of Mining Right Amendment” means a notarial deed of amendment giving effect to the Mining Right Amendment, substantially in the form of the draft attached hereto as annexure “2”, or such other form as may be agreed between the Parties;

2.1.11	“Deed of Prospecting Right Amendment” means a notarial deed of amendment giving effect to the Prospecting Right Amendment, substantially in the form of the draft attached hereto as annexure “3”, or such other form as may be agreed between the Parties;

2.1.12	“DMR” means the Department of Mineral Resources, formerly the Department of Minerals and Energy;

2.1.13	“Drilling Operations” means the drilling operations to be conducted by Wits Gold in, on or under the Merriespruit South Area which are necessary to enable Wits Gold to update its geological model in respect of the Merriespruit South Area;

2.1.14	“Effective Date” means the day on which the last in time of the Conditions Precedent to be fulfilled or waived, is fulfilled or waived, as the case may be;

2.1.15	“Escrow Amount” means an amount equal to R10,000,000 (ten million rand);

2.1.16	“Escrow Agent” means Cliffe Dekker Hofmeyr Incorporated, registration number 2008/018923/21, a firm of attorneys duly incorporated as a private company in the Republic of South Africa;

2.1.17	“Escrow Account” means the following account of the Escrow Agent –

Name of Account:	Cliffe Dekker Hofmeyr Inc Trust Account
Bank:	Nedbank
Branch:	100 Main Street, Johannesburg
Branch Code:	197905
Account Number:	1979312176

2.1.18	“Freegold” means ARMGold/Harmony Freegold Joint Venture Company (Proprietary) Limited, registration number 2001/029602/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.19	“Harmony” means Harmony Gold Mining Company Limited, registration number 1950/038232/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.1.20	“Harmony 3 Shaft Operations” means the current mining operations conducted by Harmony in, on and under the Mining Right Area;

2.1.21	“Harmony’s Designated Account” means the bank account nominated by Harmony, the details of which are set out below, or such other account as Harmony may designate in writing on 5 (five) business days notice to Wits Gold and the Escrow Agent –

Name of Account:	Harmony Gold Mining Company Current Account
Bank:	Nedbank
Branch:	Corporate Client Services
Branch Code:	145405
Account Number:	1454115866

2.1.22	“JSE” means JSE Limited, registration number 2005/022939/06, a limited liability public company duly incorporated in the Republic of South Africa and licensed as an exchange under the Securities Services Act, 2001;

2.1.23	“Listings Requirements” means the Listings Requirements of the JSE;

2.1.24	“Merriespruit South Area” means that portion of the Mining Right Area hatched in red on the plan annexed hereto marked annexure “4” and having the co-ordinates ABCDEFGHJKM as reflected on annexure “4”;

2.1.25	“Mining Titles Office” means the Mining Titles Office contemplated in section 2 of the Mining Titles Registration Act, 1967;

2.1.26	“Mining Right” means the mining right granted to Harmony in terms of Item 7 of Schedule II to the MPRDA, read with section 23(1) of the MPRDA, entitling Harmony to mine for gold ore in, on and under the Mining Right Area executed on 11 December 2007, a copy of which is attached hereto as annexure “5”;

2.1.27	“Mining Right Area” means the area shaded in green on the plan attached hereto marked annexure “6”, which area includes the Merriespruit South Area;

2.1.28	“Mining Right Amendment” means the amendment of the Mining Right by the deletion therefrom of the Merriespruit South Area;

2.1.29	“Minister” means the Minister of Mineral Resources, and includes any person to whom the Minister has delegated powers and functions in terms of section 103 of the MPRDA;

2.1.30	“MPRDA” means the Mineral and Petroleum Resources Development Act, 2002;

2.1.31	“Option Cancellation Agreement” means the option cancellation agreement entered into, or to be entered into, amongst Wits Gold, Freegold and Harmony, in terms of which Freegold cancels an option granted to it by Wits Gold;

2.1.32	“Parties” means the parties to this Agreement;

2.1.33	“Prime Rate” means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year, from time to time published by Nedbank Limited as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it shall not be necessary to prove;

2.1.34	“Prospecting Right Amendment” means the amendment of the Wits Gold Prospecting Right by the addition thereto of the Merriespruit South Area;

2.1.35	“Section 102 Application” means an application by Wits Gold to the Minister in terms of section 102 of the MPRDA to add the Merriespruit South Area to the Wits Gold Prospecting Right, substantially in the form of the draft attached hereto as annexure “7”, or such other form as may be agreed between the Parties;

2.1.36	“Signature Date” means the date of signature of this Agreement by the Party last in time signing;

2.1.37	“VAT” means value-added tax as levied from time to time in terms of the Value-Added Tax Act, 1991;

2.1.38	“Wits Gold” means Witwatersrand Consolidated Gold Resources Limited, registration number 2002/031365/06, a limited liability public company duly incorporated in the Republic of South Africa (formerly Witwatersrand Consolidated Gold Resources (Proprietary) Limited;

2.1.39	“Wits Gold’s Designated Account” means the bank account nominated by Wits Gold, the details of which are set out below, or such other account as Wits Gold may designate in writing on 5 (five) business days notice to Harmony and the Escrow Agent –

Name of Account:	Witwatersrand Consolidated Gold Resources Limited
Bank:	ABSA Bank Limited
Branch:	Fourways
Branch Code:	632905
Account Number:	4063800562

2.1.40	“Wits Gold Prospecting Right” means the prospecting right FS30/5/1/1/2/76PR granted to Wits Gold in terms of section 17(1) of the MPRDA, registered in the Mining Titles Office under number MPTNO99/2006 (PR).

2.2	In this Agreement –

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2	an expression which denotes –

2.2.2.1	any gender includes the other genders;

2.2.2.2	a natural person includes a juristic person and vice versa;

2.2.2.3	the singular includes the plural and vice versa; and

2.2.2.4	a Party includes a reference to that Party’s successors in title and assigns allowed at law.

2.3	Any reference in this Agreement to –

2.3.1	“business hours” shall be construed as being the hours between 08h30 and 17hOO on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2	“days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time;

2.3.3	“law” means any law of general application and includes the common law and any statute, constitution, decree, treaty, regulation, directive, ordinance, by- law, order or any other enactment of legislative measure of government (including local and provincial government) statutory or regulatory body which has the force of law;

2.3.4	“person” means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality; and

2.3.5	“writing” means legible writing and in English,

2.4	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7	Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10	If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.11	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.12	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.13	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.14	The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.15	Any reference in this Agreement to “this Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.16	In this Agreement the words “clause” or “clauses” and “annexure” or “annexures” refer to clauses of and annexures to this Agreement.

3	INTRODUCTION

3.1	Harmony is the holder of the Mining Right over the Mining Right Area.

3.2	Harmony has agreed to abandon that portion of the Mining Right Area referred to as the Merriespruit South Area, subject to the granting of the Section 102 Application by the Minister.

3.3	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	CONDITIONS PRECEDENT

4.1	Save for clauses 1 to 5, and clauses 10,11 and 13 to 22 all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that –

4.1.1	the Option Cancellation Agreement shall have been entered into contemporaneously with this Agreement;

4.1.2	by not later than 17h00 on 13 September 2010, Wits Gold shall have received a certified copy of resolutions of the board of directors of Harmony –

4.1.2.1	approving and, where applicable, ratifying the entering into of this Agreement;

4.1.2.2	authorising a specified person or persons to execute this Agreement and, where applicable, ratifying the execution of this Agreement by such specified person or persons;

4.1.2.3	authorising a specified person or persons to execute the Deed of Mining Right Amendment and the Deed of Abandonment; and

4.1.2.4	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

4.1.3	by not later than 17h00 on 13 September 2010, Harmony shall have received a certified copy of resolutions of the board of directors of Wits Gold –

4.1.3.1	approving and, where applicable, ratifying the entering into of this Agreement;

4.1.3.2	authorising a specified person or persons to execute this Agreement and, where applicable, ratifying the execution of this Agreement by such specified person or persons;

4.1.3.3	authorising a specified person or persons to execute the Deed of Prospecting Right Amendment; and

4.1.3.4	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

4.1.4	by not later than 13 September 2010, the Section 102 Application has been signed on behalf of Wits Gold and submitted to the DMR with an unsigned Deed of Abandonment and unsigned Deeds of Amendment;

4.1.5	by not later than 17h00 on 5 November 2010, the Option Cancellation

Agreement has become unconditional in accordance with its terms and has been fully implemented;

4.1.6	by not later than 31 May 2011, Wits Gold has obtained funding in an amount of at least R61,000,000 (sixty one million rand) for the purpose of paying Harmony the Consideration;

4.1.7	within 3 (three) business days following the later of the fulfilment or waiver, as the case may be, of the Condition Precedent contained in clause 4.1.6 and the fulfilment of the Condition Precedent contained in clause 4.1.8, Wits Gold has paid the Balance of the Consideration plus VAT on the full Consideration into the Escrow Account;

4.1.8	by not later than 17h00 on 31 October 2011, the Consent has been granted by the Minister, either unconditionally or subject to such further conditions as have been approved in writing between the Parties;

4.1.9	by not later than 10 (ten) business days following the fulfilment, or where applicable, the waiver of the last of the Conditions Precedent, the representatives of the Parties and the Escrow Agent shall have met at the offices of the regional manager of the DMR: Welkom, at which meeting –

4.1.9.1	Harmony shall procure that the Deed of Abandonment is executed; and immediately thereafter

4.1.9.2	Harmony and Wits Gold shall procure that the Deed of Mining Right Amendment and the Deed of Prospecting Right Amendment respectively are executed.

4.2	Harmony shall use commercially reasonable endeavours to procure the fulfilment of the Condition Precedent contained in clause 4.1.2 as soon as reasonably possible and in any case prior to the expiry of the relevant time periods set out in those clauses and furnish to the other Party documents evidencing the fulfilment of such Conditions Precedent.

4.3	Wits Gold shall use commercially reasonable endeavours to procure the fulfilment of the Conditions Precedent contained in clauses 4.1.3,4.1.4, 4.1.6 and 4.1,7 as soon as reasonably and in any case prior to the expiry of the relevant time periods set out in those clauses and furnish to the other Party documents evidencing the fulfilment of such Conditions Precedent.

4.4	The Parties shall use commercially reasonable endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent contained in clauses 4.1.1, 4.1.5, 4,1.8 and 4.1.9 as soon as reasonably and in any case prior to the expiry of the relevant time periods set out in those clauses.

4.5	The Conditions Precedent set out in –

4.5.1	clauses 4.1.2 and 4.1.6 have been inserted for the benefit of Wits Gold which will be entitled to waive fulfilment of any of the said Conditions Precedent, in whole or in part, on written notice to the other Party prior to the expiry of the relevant time periods set out in those clauses;

4.5.2	clauses 4.1.3, 4.1.5, 4.1.7 have been inserted for the benefit of Harmony which will be entitled to waive fulfilment of any of the said Conditions Precedent, in whole or in part, on written notice to the other Party prior to the expiry of the relevant time periods set out in those clauses;

4.5.3	clauses 4.1.1 and 4.1.4 have been inserted for the benefit of the Parties who will be entitled to waive fulfilment of such Conditions Precedent, in whole or in part, by written agreement prior to the expiry of the relevant time periods set out in those clause; and

4.5.4	clauses 4.1.8 and 4.1.9 are not capable of being waived.

4.6	Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Parties) the provisions of this Agreement, save for clauses 1 to 5, and clauses 11 and 13 to 22, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 4.2, 4.3 and/or clause 4.4.

5	ESCROW AMOUNT

5.1	On the Signature Date, Wits Gold shall pay the Escrow Amount to the Escrow Agent, to be held in trust in an interest bearing trust account for the benefit of Wits Gold pending fulfilment of the Conditions Precedent. This clause 5 constitutes the mandate to the Escrow Agent in terms of section 78(2A) of the Attorneys Act, 1979.

5.2	The Escrow Amount shall be paid by Wits Gold by electronic transfer of immediately available and freely transferable funds into the Escrow Account.

5.3	In the event that –

5.3.1	either or both of the Conditions Precedent contained in clauses 4.1.6 and 4.1.7 are not fulfilled or waived by the date for fulfilment thereof set out in those clauses (or such later date as may be agreed in writing between the Parties); or

5.3.2	any of the other Conditions Precedent are not fulfilled as a result of any deliberate act or omission of Wits Gold intended by Wits Gold to frustrate and/or prevent such fulfilment,

Wits Gold shall forfeit the Escrow Amount, which shall be paid to Harmony by way of pre-estimated liquidated damages, it being specifically recorded that in such circumstance, Harmony shall be entitled to unilaterally instruct the Escrow Agent in writing to pay the Escrow Amount to Harmony into Harmony’s Designated Account.

5.4	Harmony shall be obliged to provide Wits Gold with a copy of any instruction to the Escrow Agent given by it under the provisions of clause 5.3.

5.5	The Escrow Agent shall be entitled to pay the Escrow Amount to Harmony in accordance with Harmony’s written instruction, provided that the Escrow Agent has given Wits Gold at least 48 (forty eight) hours written notice that it intends to pay the Escrow Amount to Harmony and Wits Gold has not objected to such payment by written notice to the Escrow Agent prior to the expiry of the said 48 (forty eight) hours. If Wits Gold has objected as contemplated in this clause 5.5, the resultant dispute may be referred by either Party for resolution in terms of clause 16.

5.6	If the Escrow Agent receives a notice from Wits Gold in accordance with the provisions of clause 5.5, it shall be obliged to retain the Escrow Amount until such time as the Escrow Agent receives written notification signed on behalf of both Parties or written notification from the arbitrator appointed in terms of clause 16 to release the Escrow Amount to Harmony.

5.7	In the event that Wits Gold forfeits the Escrow Amount as contemplated in clause 5.3 and the Escrow Amount is paid into Harmony’s Designated Account, the interest accruing on the Escrow Amount shall be simultaneously paid by the

Escrow Agent into Wits Gold’s Designated Account.

5.8	In the event that the Conditions Precedent or any of them are not fulfilled (otherwise than as is contemplated in clause 5.3), the Escrow Agent shall forthwith after the date of lapse of this Agreement as a result thereof, pay the Escrow Amount together with accrued interest thereon into Wits Gold’s Designated Account.

5.9	In the event that the Conditions Precedent are all fulfilled or waived, as the case may be, by the relevant dates set out for fulfilment thereof in clause 4.1, the Escrow Agent shall pay an amount equal to -

5.9.1	the Escrow Amount to Harmony; and

5.9.2	the interest accrued on the Escrow Amount to Wits Gold,

on the Effective Date by electronic transfer of immediately available and freely transferable funds into Harmony’s Designated Account and Wits Gold’s Designated Account respectively, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.

5.10	Wits Gold shall, in fulfilment of the Condition Precedent contained in clause 4.1.7, pay the Balance of the Consideration, plus VAT on the full Consideration, to the Escrow Agent, to be held in trust in an interest-bearing trust account for the benefit of Wits Gold pending fulfilment of the remainder of the Conditions Precedent. This clause 5 constitutes the mandate to the Escrow Agent in terms of section 78(2A) of the Attorneys Act, 1979.

5.11	The amount referred to in clause 5.10 shall be paid by Wits Gold by electronic transfer of immediately available and freely transferable funds into the Escrow Account.

5.12	In the event that, after payment of the Balance of the Consideration by Wits Gold in fulfilment of the Condition Precedent contained in clause 4.1.7, any of the Conditions Precedent contained in clauses 4.1.5 or 4.1.9 are not fulfilled, then Wits Gold shall be entitled to unilaterally instruct the Escrow Agent in writing to pay the Balance of the Consideration, plus VAT on the full Consideration and accrued interest thereon, into Wits Gold’s Designated Account.

5.13	The Escrow Agent shall be entitled to pay the Balance of the Consideration, plus VAT on the full Consideration to Wits Gold in accordance with Wits Gold’s written instruction, provided that the Escrow Agent has given Harmony at least 48 (forty eight) hours written notice that it intends to pay the said amount to Wits Gold and Harmony has not objected to such payment by written notice to the Escrow Agent prior to the expiry of the said 48 (forty eight) hours. If Harmony has objected as contemplated in this clause 5.13, the resultant dispute may be referred by either Party for resolution in terms of clause 16.

5.14	If the Escrow Agent receives a notice from Harmony in accordance with the provisions of clause 5.13, it shall be obliged to retain the Escrow Amount until such time as the Escrow Agent receives written notification signed on behalf of both Parties or written notification from the arbitrator appointed in terms of clause 16 to release the Escrow Amount to Wits Gold.

5.15	In the event that all of the Conditions Precedent are fulfilled or waived, the Escrow Agent shall pay an amount equal to the Balance of the Consideration plus VAT on the full Consideration to Harmony on the Effective Date and the interest accrued thereon to Wits Gold.

6	PAYMENT OF THE CONSIDERATION

6.1	The Consideration shall be paid as follows, an amount equal to the –

6.1.1	Escrow Amount held in escrow by the Escrow Agent, to Harmony by the Escrow Agent for and on behalf of Wits Gold; and

6.1.2	the Balance of the Consideration, plus VAT on the full Consideration, held in escrow by the Escrow Agent, to Harmony by the Escrow Agent for and on behalf of Wits Gold,

on the Effective Date.

6.2	All payments to be made in terms of this Agreement will be made by electronic transfer of immediately available and freely transferable funds into Harmony’s Designated Account, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.

7	LODGEMENT OF DEEDS

As soon as reasonably possible after the Effective Date, and in any event by not later than 30 (thirty) days thereafter –

7.1	Harmony shall procure that the Deed of Abandonment and the Deed of Mining

Right Amendment; and

7.2	Wits Gold shall procure that the Deed of Prospecting Right Amendment,

are lodged simultaneously for registration in the Mining Titles Office.

8	CERTIFICATE OF REGISTRATION

8.1	Harmony has been granted a certificate of registration (“COR”) in respect of the Mining Right Area in terms of the National Nuclear Regulator Act, 1999.

8.2	Harmony intends to request the National Nuclear Regulator to amend the COR to remove the surface of the Merriespruit South Area from the COR. It is anticipated that all operations undertaken by Harmony which are below the ground level of the Merriespruit South Area (“Underground Operations”) will remain subject to the COR.

8.3	Wits Gold hereby, unconditionally and irrevocably undertakes that –

8.3.1	it will not access the Underground Operations unless and until –

8.3.1.1	it has procured the removal of the Underground Operations from Harmony’s COR, by obtaining its own COR in respect of the Underground Operations, or by any other means;

8.3.1.2	Harmony has been released from the COR in respect of the Underground Operations; or

8.3.1.3	Harmony has consented in writing to Wits Gold accessing the Underground Operations;

8.3.2	subject to its rights under clause 11, it shall refrain from any activity which may negatively impact Harmony’s COR;

8.3.3	to the extent that Wits Gold accesses the Underground Operations in breach of clause 8.3.1, or Harmony consents in writing to Wits Gold accessing the Underground Operations, it shall indemnify Harmony against and hold it harmless from all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale, clean-up costs and reasonable expert fees) of any nature whatsoever which Harmony or any successor in title may sustain as a result of Wits Gold’s access to and/or operations in respect of the Underground Operations.

9	FLOODING

9.1	Harmony is considering the cessation or reduction of water pumping activities in respect of the Harmony 3 Shaft Operations.

9.2	Wits Gold acknowledges that the cessation or reduction of water pumping activities in respect of the Harmony 3 Shaft Operations may cause, inter alia, the flooding of the Underground Operations.

9.3	Harmony undertakes to provide Wits Gold with not less than 30 (thirty) days written notice of its intention to cease or reduce pumping activities in respect of the Harmony 3 Shaft Operations and shall consider, but shall not be obliged to adopt, any proposal made by Wits Gold in respect of, or as an alternative to, the cessation or reduction of water pumping activities in respect of the Harmony 3 Shaft Operations.

9.4	Harmony shall remain responsible and liable for any liabilities (including the costs in relation thereto) that would have been imposed on it by law in regard to Harmony’s prior mining activities and in regard to the cessation or reduction of water pumping activities in respect of the Harmony 3 Shaft Operations, had this Agreement not been entered into.

9.5	Wits Gold shall be responsible and liable for all liabilities, including all pumping liabilities and obligations, (including the costs in relation thereto) which arise directly or indirectly as a result of any prospecting or mining activities by Wits Gold which take place in, on or under the Merriespruit South Area after the Signature Date.

9.6	Wits Gold hereby, irrevocably and unconditionally –

9.6.1	acknowledges that any decision to cease or reduce water pumping activities in respect of the Harmony 3 Shaft Operations, will be at the sole and unfettered discretion of Harmony and accepts all risk, insofar as it relates to the Merriespruit South Area, and in particular the Underground Operations, arising directly or indirectly out of the cessation or reduction of water pumping activities in respect of the Harmony 3 Shaft Operations, subject to the provisions of clauses 9.4 and 9.5;

9.6.2

indemnifies Harmony against and shall hold it harmless from all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale, clean-up costs and reasonable expert fees) of any nature whatsoever which Wits Gold or any successor in title may sustain as a result of the cessation or reduction of water pumping activities in respect of the Harmony 3 Shaft Operations, subject to the provisions of clauses 9.4 and 9.5; and

9.6.3	undertakes not to lodge any objection, of any nature whatsoever in respect of such cessation or reduction of water pumping activities in respect of the Harmony 3 Shaft Operations.

10	ACCESS TO INFORMATION

10.1	Forthwith after the Signature Date, Harmony will procure that Wits Gold and its representatives are, during business hours, given full and unrestricted access to all information, books of account, records and other documents in respect of the Merriespruit South Area as may reasonably be required by Wits Gold for the purposes of analysing the Merriespruit South Area, including but not limited to, all diamond drill cores, related geological reports, assay results, bore hole logs, survey data, maps and reports (“Information”).

10.2	In the event that the Agreement fails to become unconditional in accordance with the provisions of clause 4, Wits Gold will be required to forthwith –

10.2.1	return all Information provided by Harmony in terms of clause 10.1 (whether in paper, electronic or other format) without keeping any copies or partial copies thereof;

10.2.2	destroy or delete, and procure the destruction or deletion of all analyses, compilations, notes, studies, memoranda or other documents prepared by Wits Gold which contain or otherwise reflect or are generated from the Information; and

10.2.3	confirm in writing to Harmony that Wits Gold has fully complied with the provisions of clauses 10.2.1 and 10.2.2.

11	DRILLING OPERATIONS

11.1

From the Signature Date to the earlier of the date of completion of the Drilling Operations or the date on which this Agreement lapses in accordance with the provisions of clause 4.6, subject to a maximum period of 180 (one hundred and eighty) days, Harmony shall allow Wits Gold access to the Merriespruit South Area in order to allow Wits Gold to conduct the Drilling Operations, which Drilling

Operations shall be undertaken at the sole cost and expense of Wits Gold as independent contractor as contemplated by section 101 of the MPRDA.

11.2	Wits Gold hereby, irrevocably and unconditionally –

11.2.1	undertakes that in performing the Drilling Operations, it will comply in all respects, with all applicable laws and regulatory obligations and/or requirements, including such obligations and/or requirements as may be imposed on Harmony, as holder of the Mining Right, were Harmony to undertake the Drilling Operations;

11.2.2	undertakes to and in favour of Harmony, that the Drilling Operations shall not, in any way, impact adversely on the mining operations of Harmony in respect of the Mining Right Area;

11.2.3	indemnifies Harmony against and shall hold it harmless from all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale, clean-up costs and reasonable expert fees) of any nature whatsoever which Harmony may sustain as a result of or attributable to all or any rehabilitation costs incurred in relation to the Drilling Operations, including all costs of and incidental to the rehabilitation of the Merriespruit South Area flowing from such Drilling Operations; and

11.2.4	indemnifies Harmony against and shall hold it harmless from all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale, clean-up costs and reasonable expert fees) of any nature whatsoever which Harmony may sustain under the COR in relation to the Drilling Operations, including all costs of and incidental to the rehabilitation of the Merriespruit South Area flowing from such Drilling Operations.

11.3

Wits Gold shall be entitled to retain as its property all information and data gathered and drill core received as a result of the Drilling Operations, notwithstanding any lapse or cancellation of this Agreement. In the event that this Agreement fails to become unconditional in accordance with the provisions of clause 4, Wits Gold shall forthwith provide Harmony with copies of all such information and data gathered, provided that Harmony shall not, unless such information and/or data has become generally available to the public, use, disseminate, dispose of or distribute such information and/or data without the prior written consent of Wits Gold, which consent shall not be unreasonably withheld or delayed.

12	INTEREST

Should any payment under or arising from this Agreement fail to be made on the due date thereof then, without prejudice to such other rights as may accrue to the payee consequent upon such failure, such overdue amounts will bear interest at the Prime Rate plus 300 (three hundred) basis points, from the due date for payment to the date of actual payment, both dates inclusive.

13	GENERAL WARRANTIES

13.1	Each of the Parties hereby warrants to and in favour of the other that –

13.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

13.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

13.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

13.1.3.1	contravene any law or regulation to which that Party is subject;

13.1.3.2	contravene any provision of that Party’s constitutional documents; or

13.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and

13.1.4	to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement;

13.1.5	it is entering into this Agreement as principal (and not as agent or in any other capacity);

13.1.6	the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so;

13.1.7	no other party is acting as a fiduciary for it; and

13.1.8	it is not relying upon any statement or representation by or on behalf of any other Party, except those expressly set forth in this Agreement.

13.2	Each of the representations and warranties given by the Parties in terms of clause 13.1 shall –

13.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

13.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

13.2.3	prima facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

14	PUBLICITY

14.1	Subject to clause 14.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including by the rules of any recognised securities exchange, where applicable) or permitted in terms of this Agreement, the nature, content or existence of this Agreement and any and all information given by a Party to the other Party pursuant to this Agreement.

14.2	No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Party in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to the other Party which has made an announcement of some nature in breach of this clause 14.

14.3	This clause 14 shall not apply to any disclosure made by a Party to its officers, employees, agents, professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial, regulatory or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

15	BREACH

15.1	If a Party (“Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 10 (ten) business days (“Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (“Aggrieved Party”) will be entitled, at its option –

15.1.1	to claim immediate specific performance of any of the Defaulting Party’s obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

15.1.2	to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.

15.2	Neither Party shall be entitled to cancel this Agreement unless the breach is a material breach. A breach will be deemed to be a material breach if –

15.2.1	it is capable of being remedied, but is not so remedied within the Notice Period; or

15.2.2	it is incapable of being remedied, or is not remedied within the Notice Period; and payment in money will compensate for such breach but such payment is not made within the Notice Period.

15.3	The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

15.4	The Aggrieved Party’s remedies in terms of this clause 15 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

15.5	Notwithstanding the aforegoing, from the Effective Date, neither of the Parties will have the right to cancel this Agreement as a result of a breach thereof, and the Parties’ only remedies thereafter will be to claim specific performance of all the Defaulting Party’s obligations, together with damages, if any.

16	DISPUTE RESOLUTION

16.1	In the event of there being any dispute or difference between the Parties arising out of this Agreement, the said dispute or difference shall on written demand by either Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

16.2	Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the Parties or failing agreement within 10 (ten) business days of the demand for arbitration, then either Party shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 15 (fifteen) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the Parties failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the Parties.

16.3	Either Party may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

16.4	Nothing herein contained shall be deemed to prevent or prohibit a Party from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

16.5	Any arbitration in terms of this clause 16 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

16.6	This clause 16 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

16.7	The Parties agree that the written demand by a Party in terms of clause 16.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

17	NOTICES AND DOMICILIA

17.1	The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers -

Name	Physical Address	Telefax
Harmony	Block 27 Randfontein Office Park Cnr Main Reef Road and Ward Avenue Randfontein	+27 (0)86 628 2332

Marked for the attention of: The Chief Executive Officer

Name	Physical Address	Telefax
Wits Gold	12th Floor 70 Fox Street Johannesburg	(011) 838 3208

Marked for the attention of: The Company Secretary

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number by written notice to the other Party to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

17.2	All notices to be given in terms of this Agreement will be given in writing and will -

17.2.1	be delivered by hand or sent by telefax;

17.2.2	if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

17.2.3	if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

17.3	Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 17.

18	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them.

19	APPLICABLE LAW AND JURISDICTION

19.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

19.2	For the purpose of clause 16.4 or for the purpose of making the arbitration award an order of court, the Parties hereby consent and submit to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg in any dispute arising from or in connection with this Agreement. The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

20	GENERAL

20.1	Whole Agreement

20.1.1	This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

20.1.2	This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

20.2	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

20.3	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Party in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any

Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party’s rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.4	No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

20.5	Provisions Severable

All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

20.6	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

20.7	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior written consent of the other Party, save as otherwise provided herein.

21	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

22	SIGNATURE

22.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

22.2	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last in time signing one of the counterparts.

22.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

22.4	The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

SIGNED at Sandton on 3 September 2010

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

Signature
A.J. Boshoff
Name of Signatory
Executive
Designation of Signatory

SIGNED at SANDTON on 3 SEPTEMBER 2010

For and on behalf of
WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

Signature
D M URQUHART
Name of Signatory
CFO
Designation of Signatory

ANNEXURE “1”

DEED OF ABANDONMENT

Protocol

NOTARIAL ABANDONMENT OF A CERTAIN PORTION OF

A MINING RIGHT

BE IT HEREBY MADE KNOWN:

THAT on the [—] day of [—], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing witnesses, personally came and appeared -

[APPEARER]

in his/her capacity as the attorney and agent of

HARMONY GOLD MINING COMPANY LIMITED

(registration number 1950/038232/06)

(hereinafter referred to as the “Holder”),

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [—] day of [—] by [—], in his capacity as the duly authorised representative of the Holder under and by virtue of a resolution of the directors of the Holder passed on the [—] day of [—], which power of attorney and certified copy of which resolution has this day been exhibited to me, the Notary, and now remain filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

A

the Holder holds mining right number FS 30/5/1/2/2/82 MR granted in terms of section 23(1) of the Mineral and Petroleum Resources Development Act, 2002 (“MPRDA”) which was notarially executed on [INSERT DATE] before Notary Public, [INSERT NOTARY], and duly registered in the Mining Titles Office in

[INSERT PLACE] on [INSERT DATE] under registration number [—] in respect [INSERT AREA] [CDH Note: Details to be inserted] (“Mining Right”); and

B	the Holder wishes to abandon a portion of the Mining Right, subject to the terms and conditions set out below.

1.	ABANDONMENT

The Holder, in accordance with section 56(f) of the MPRDA and in accordance with clause [—] of the Mining Right hereby abandons [—].

2.	BALANCE OF MINING RIGHT

The remaining portions of the Mining Right not abandoned as set out above shall remain of full force and effect.

THUS DONE AND EXECUTED at Sandton on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. HOLDER

2.

QUOD ATTESTOR NOTARY PUBLIC

ANNEXURE “2”

DEED OF AMENDMENT OF MINING RIGHT

Protocol

NOTARIAL AMENDMENT OF MINING RIGHT

BE IT HEREBY MADE KNOWN:

THAT on the [—] day of [—], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing witnesses, personally came and appeared –

[APPEARER]

in his/her capacity as the attorney and agent of

1.	HARMONY GOLD MINING COMPANY LIMITED

(registration number 1950/038232/06)

(hereinafter referred to as the “Holder”),

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [—] day of [—] by [—], in his capacity as the duly authorised representative of the Holder under and by virtue of a resolution of the directors of the Holder passed on the [—] day of [—],

and

2	The Minister of Mineral Resources represented by the Regional Manager: Free State, he being duly authorised by a power of attorney signed by the Acting Deputy Director-General: Mineral Regulation, he being duly authorised by virtue of a delegation of powers dated [—], which powers of attorney and certified copy of which resolution have this day been exhibited to me, the Notary, and now remain filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

A	the Holder holds mining right number FS 30/5/1/2/2/82 MR granted in terms of section 23(1) of the Mineral and Petroleum Resources Development Act, 2002 which was notarially executed on [INSERT DATE] before Notary Public, [INSERT NOTARY], and duly registered in the Mining Titles Office in [INSERT PLACE] on [INSERT DATE] under registration number [—] in respect of [INSERT AREA] [CDH Note: Details to be inserted] (“Mining Right”); and

B	the Holder wishes to amend the Mining Right, as set out below.

1.	INTRODUCTION

Consequent upon the grant of an application under section 102(1) of the MPRDA by the Minister of Mineral Resources on [—], the Holder has abandoned a portion of the Mining Area of the Mining Right (“Abandonment”) with effect from the date of execution of this deed, as set out below.

2.	AMENDMENT

The Mining Right, in accordance with the Abandonment is amended with effect from the date of notarial execution of this notarial amendment by excluding [—], such that the Mining Area referred to in clause [—] of the Mining Right, as a result of this amendment, is [—],

THUS DONE AND EXECUTED at Sandton on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. HOLDER

2.
q.q. MINISTER OF MINERALS RESOURCES

QUOD ATTESTOR NOTARY PUBLIC

ANNEXURE “3”

DEED OF AMENDMENT OF PROSPECTING RIGHT

Protocol

NOTARIAL AMENDMENT OF PROSPECTING RIGHT

BE IT HEREBY MADE KNOWN:

THAT on the [—] day of [—], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing witnesses, personally came and appeared –

[APPEARER]

in his/her capacity as the attorney and agent of

1.	WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

(registration number 2002/031361/06)

(hereinafter referred to as the “Holder”),

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [—] day of [—] by [—], in his capacity as the duly authorised representative of the Holder under and by virtue of a resolution of the directors of the Holder passed on the [—] day of [—],

and

2	The Minister of Mineral Resources represented by the Regional Manager: Free State, he being duly authorised by a power of attorney signed by the Acting Deputy Director-General: Mineral Regulation, he being duly authorised by virtue of a delegation of powers dated [—], which powers of attorney and certified copy of which resolution have this day been exhibited to me, the Notary, and now remain filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

A	the Holder holds prospecting right number FS30/5/1/1/2/76 PR granted in terms of section 17(1) of the Mineral and Petroleum Resources Development Act, 2002 which was notarially executed on [INSERT DATE] before Notary Public, [INSERT NOTARY], and duly registered in the Mining Titles Office in [INSERT PLACE] on [INSERT DATE] under registration number [—] in respect of [INSERT AREA] [CDH Note: Details to be inserted] (“Prospecting Right”);

B	Harmony Gold Mining Company Limited has abandoned, in accordance with section 56(f) of the MPRDA (“Abandonment”), the following portion of its mining right – [—] (“Abandoned Portion”); and

C	the Holder wishes to amend the Prospecting Right, as set out below.

1.	INTRODUCTION

Consequent upon the Abandonment of the Abandoned Portion, the Abandoned Portion will be added to the Prospecting Right with effect from the date of execution of this deed, as set out below.

2.	AMENDMENT

The Prospecting Right is amended with effect from the date of notarial execution of this notarial amendment by including the Abandoned Portion, such that the Prospecting Area referred to in clause [—] of the Prospecting Right, as a result of this amendment, is [—].

THUS DONE AND EXECUTED at Sandton on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. HOLDER

2.
q.q. MINISTER OF MINERALS RESOURCES

QUOD ATTESTOR NOTARY PUBLIC

ANNEXURE “4”

PLAN OF MERRIESPRUIT SOUTH AREA

CO-ORDINATES		
PROJECTION : GAUSS CONFORM		
SYSTEM : Wg27		
PNT	Y	X
A	15 244.23	3 114 082.30
B	13 430.23	3 114 690.86
C	11 952.79	3 113 731.86
D	11 358.88	3 113 871.10
E	11 556.88	3 113 588.25
F	9 332.02	3 114 112.55
G	10 645.12	3 115 683.66
H	9 956.83	3 116 289.75
J	9 500.83	3 117 090.33
K	12 169.75	3 116 612.93
L	12 083.91	3 117 168.51
M	14 330.73	3 116 630.60
N	13 396.83	3 115 698.80

Locality Plan

Legend
Application Area
Tweepan 678
Millo 639
NOT TO SCALE

LAND AFFECTED	
FARMS	
NAME	PORTION
KAALLAAGTE 562	PORTION OF FARM
SCHOONHEID 540	PORTION OF FARM
MOOI UITZIG 362	PORTION OF FARM
DORA 287	FARM
STILTE 138	REMAINDER, 23, 27
TOWNSHIPS	
NAME	EXT
VIRGINIA	1, 2, 4, 5, 9

VIRGINIA STASIE 54
VIRGINIA TOWNSHIP
MERRIESPRUIT 219
REMAINDER STILTE 138
PORTION 23 STILTE 138
PORTION 27 STILTE 138
VIRGINIA EXT 4
VIRGINIA EXT 9
VIRGINIA EXT 2
VIRGINIA EXT 1
VIRGINIA EXT 5
CALABRIA 650
CHRISTIANA 452
VIRGINIA 15
KAALLAAGTE 562
KAALLAAGTE 562
SCHOONHEID 540
SCHOONHEID 540
MOOI UITZIG 362
PORTION 1 TWEEPAN 678
REMAINDER TWEEPAN 678
REMAINDER MILLO 639
PORTION 1 MILLO 639
MOOI UITZIG 362
DORA 287
REMAINDER WELGELEGEN 382
PORTION 2 WELGELEGEN 382
PORTION 1 FLORIDA 633
PORTION 1 FLORIDA 633
CHRISTIANA 462
A
B
C
D
E
F
G
H
J
K
L
M
N
Legend
Application Area
Farm Boundaries
Townships
Servitude
N

HARMONY GOLD MINING COMPANY LTD

PLAN OF LAND TO BE CEDED IN TERMS OF SECTION 11 (I)

The figure ABCDEFGHJKLMN,

excluding any area within 100 meters of any public road, railway, cemetery, residential or public area in terms of Section 48 of the Mineral and Petroleum Resources Development Act (28 of 2002), read in conjunction with Regulation 17.6(a) and 17.8(a) of the Mine Health and Safety Act (29 of 1996), being the Application area, being a total area of 1051,2828 Hectares, situated in the Magisterial District of Ventersburg, Freestate Province.

Suitable for registration as per Regulation 42 of the Mining Titles Registration Amendment Act 2003.

SCALE 1 : 20 000 (A3 SHEET)

NOTES:
1. 1: 50 000 Topographical Map: 2826BB
2. Final area can only be determined by survey.
3. Compiled by calculation and compilation from Surveyor General Data, and Data Received from Client

Sign   Date
HARMONY GOLD MINING COMPANY LTD

27/08/2010
Sign   Date
S.A. Strydom
Professional
Land Surveyor (PLS0565)

Sign   Date
REGIONAL MANAGER
Department of Minerals and Energy
Freestate Province

DWG No. : G1372-Freestate | SHEET 1 OF 1

GLOBAL GEOMATICS
SURVEYS (GPS) - MAPPING - GEO INFORMATION
Tel.: (0027-11) 760-7173 Fax.: (0027-11) 760-0263
e-mail: global@geoinfo.co.za Web: www.geoinfo.co.za

ANNEXURE “5”

MINING RIGHT

DME 388

FS 30/5/1/2/2/82 MR C/2005/12/20/001

DEPARTMENT OF MINERALS AND ENERGY

REPUBLIC OF SOUTH AFRICA

CONVERTED MINING RIGHT

Converted in terms of Item 7 of Schedule II of the Mineral and Petroleum Resources Development Act,

2002 (Act No. 28 of 2002)

Minerals and Energy for Development and Prosperity

TABLE OF CONTENTS

Heading	Clause
Preamble
Definitions
Description of the Mining Area	1
Conversion of Mining Right	2
Commencement, Duration and Renewal	3
Amendment, Variation and Abandonment	4
Payment of Royalties	5
Payment of Interest	6
Restrictions and Obligations Imposed on the Holder	7
Conditions on Disposal of Minerals and or Products Derived from Mining	8
Mortgage, Cession, Transfer, and Alienation	9
Protection of Boreholes, Shafts, Adits, Openings and Excavations	10
Holder’s liability for Compensation for Loss or damage	11
Inspection of Mining Area	12
Cancellation or Suspension of Mining Right	13
Records and Returns	14
Minister’s liability for payment of Compensation	15
Compliance with the Laws of the Republic of South Africa	16
Provisions relating to Section 2(d) and (f) of the Act	17
Social and Labour Plan	18
Severability	19
Domicilia citandi et executandi	20
Costs	21

Converted Mining Right:: Converted in terms of item 7 of the Mineral and Petroleum Resources Development Act, No. 28 of 2002

2

Protocol No 294/2007
File No
[FS] 30/5/1/2/2/82 MR
Application No
C/2005/12/20/001

LET IT HEREBY BE MADE KNOWN:

THAT on this 11th day of DECEMBER in the year 2007, before me, ADOLPH JOHANNES DE LA REY a Notary Public, duly sworn and admitted, residing and practising at WELKOM, in the FREE STATE Province of South Africa, and in the presence of the subscribing competent witnesses, personally came and appeared:

KALIPA KEWUTI, Acting Regional Manager, FREE STATE Region of the Department of Minerals and Energy, and as such in his / her capacity as the duty authorised representative of:

THE MINISTER OF MINERALS AND ENERGY

Converted Mining Right:: Converted in terms of item 7 of the Mineral and Petroleum Resources Development Act, No. 28 of 2002

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The said Regional Manager, being duly authorised thereto under and by virtue of a Power of Attorney granted by the DIRECTOR-GENERAL: MINERALS AND ENERGY of the Department of Minerals and Energy on the 27TH day of SEPTEMBER in the year 2007 in terms of the powers delegated by the Minister on the 12th day of May 2004 in terms of section 103 (1) of the Act.

AND GEORGE EDWARD WARREN DE WIT

(REPRESENTATIVE’S SURNAME AND INITIALS) in his/her personal capacity or as the company’s (POSITION OF REPRESENTATIVE) and as such, the duly authorised representative of HARMONY GOLD MINING COMPANY LIMITED, Registration number:

1	9	5	0	/	0	3	8	2	3	2	/	0	6

(Hereinafter together with his/her/its successors in title and assigns referred to as “the Holder”, he/she, the said representative, being duly authorised thereto under and by virtue of a power of attorney/resolution of directors of the Holder, signed or passed at JOHANNES BURG on the 10th day of DECEMBER in the year 2007 which power of attorney or a certified copy of a resolution has this day been exhibited to me, the notary, and remain filed of record in my protocol with the minutes hereof.)

AND THE MINISTER AND HOLDER DECLARED THAT:

WHEREAS	The State is the custodian of the Nation’s mineral and petroleum resources in terms of section 3 of the Act.

AND WHEREAS	The Holder has applied for conversion of an old order mining right in terms of Item 7 of Schedule 2 to the Act,

AND WHEREAS	The DIRECTOR-GENERAL: MINERALS AND ENERGY of the Department of Minerals and Energy has by virtue of powers delegated to him, converted the Holder’s old order, mining right in terms of Item 7 of the Schedule to the Act.

NOW THEREFORE THE MINISTER CONVERTS THE HOLDER’S OLD ORDER MINING RIGHT SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

Converted Mining Right:: Converted in terms of item 7 of the Mineral and Petroleum Resources Development Act, No. 28 of 2002

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Definitions

In this mining right, the following words and expressions shall have the following meanings:

“Act” means the Mineral and Petroleum Resources Development Act, 2002 (Act 28 of 2002) and includes the Regulations, guidelines, circulars, directives and orders made in terms of that Act;

“Environmental Management Programme” is as defined in the Act and includes any other Environmental Management Programme approved in terms of the previous mining legislation;

“Financial year” means a complete financial year of the Holder which, at the time of the granting of this mining right, commences on 1st day of JULY in the year 2007; and ends on 30th day of JUNE in the year 2008;

“Holder” is as defined in the Act, and specifically in relation to this right, it means HARMONY GOLD MINING COMPANY LIMITED, Registration No 195003823206;

“Mineral” is as defined in the Act, and specifically in relation to this right means GOLD ORE;

“Mining Area” is as defined in the Act and includes any additional area of environmental liability as may be reflected on the Environmental Management Programme relating to this right;

“Mining right” is as defined in the Act and includes all the Annexures to it, agreements and inclusions by reference;

“Mining Work Programme” is as defined in the Act and as reflected in the attached Annexure “A” to this mining right;

“Minister” means the Minister of Minerals and Energy and includes the successors in title, the assignee or any person duly authorised to act in the Minister’s place and stead;

“Old order mining right” is as defined in the Schedule to the Act.

“Regional Manager” is as defined in the Act and specifically in relation to this right means the Regional Manager for the FREE STATE Region of the Department of Minerals and Energy;

“Social and Labour Plan”, is as contemplated in regulation 46 of the Regulations to the Act and is as reflected in the attached Annexure “B” to this mining right; and

Converted Mining Right:: Converted in terms of item 7 of the Mineral and Petroleum Resources Development Act, No. 28 of 2002

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1.	Description of the Mining Area

The Mining Area shall comprise the following:

Certain:	VARIOUS PROPERTIES
Situated:	Magisterial District of WELKOM AND VIRGINIA [FREE STATE PROVINCE]
Measuring:	2 2582,9876 hectares in extent.

(In the case of various farms being involved, a list can be attached and referred to as Annexure “C”); Which Mining Area is described in detail on the attached Diagram/plan marked Annexure “D”.

2.	Conversion of Old Order Mining Right

Without detracting from the provisions of Item 7 of the schedule to the Act, sections 5 and 25 of the Act, the Minister converts the holder’s old order right and grants to the Holder the sole and exclusive right to mine, and recover the mineral/s in, on and under the mining area for the Holder’s own benefit and account, and to deal with, remove and sell or otherwise dispose of the mineral/s, subject to the terms and conditions of this mining right, the provisions of the Act and any other relevant law in force for the duration of this right.

3.	Commencement, Duration and Renewal

3.1.

This mining right shall commence on 11th DECEMBER 2007 and, unless cancelled or suspended in terms of clause 13 of this right and or section 47 of the Act, will continue to be in force for a period of 22 [TWENTY-TWO] years ending on 10th DECEMBER, 2029.

3.2.	The Holder must continue to conduct mining operations failing which this right may be cancelled or suspended.

3.3.	Any application for renewal must be submitted to the Regional Manger not later than 60 working days prior to the date of expiry of this right.

4.	Amendments, Variation and Abandonment

4.1.	The terms of this right (including by extension of the area covered by it or by the addition of minerals or a share or shares or seams, mineralized bodies, or strata, which are not at the time the subject thereof) may not be amended or varied without the written consent of the Minister.

4.2.	The Holder shall be entitled to abandon or relinquish the right or the area covered by the right entirely or in part. Upon abandonment or relinquishment of the mining area or any portion thereof, the Holder must:

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4.2.1.	Furnish the Regional Manager with all prospecting and /or mining results and/or information, as well as the general evaluation of the geological, geophysical and borehole data in respect of such abandoned area in so far as it applies to the mineral or any other mineral/s obtained in respect of this right and,

4.2.2.	Apply for a closure certificate in terms of section 43 (3) of the Act.

4.3	With effect from the date the Holder has abandoned or relinquished a portion or portions of the mining area, and subject to section 43 of the Act, the Minister is entitled to grant any right, permit, or permission referred to in the Act in, on, or under the portion/s, so abandoned or relinquished, to any person/s.

5.	Payment of Royalties and other Monies

5.1.	The Holder shall as contemplated in section 25 (2) (g) pay to the State throughout the duration of this mining right, any royalties payable in terms of any Act or Amendment to an Act of Parliament implemented.

5.2.	If, prior to the commencement of the Act, the Holder of this right paid any royalties, levies, fees, or consideration to the state, the Holder shall continue to pay same applicable to such old order mining right until such time a relevant Act of parliament is implemented.

6.	Payment of Interest

If mining fees, any fees, any levy, royalties or consideration referred to in clause 5 are not paid punctually, the Holder shall be in mora and shall pay interest thereon at the rate prescribed in terms of section 80 of the Public Finance Management Act, 1999(Act 1 of 1999) reckoned from the date on which payment is due and payable, to the date of actual payment.

7.	Restrictions and Obligations Imposed on the Holder

7.1	The Holder is entitled to the rights referred to in section 5(2), (3) and section 25 of the Act, and such other rights as may be contained in this mining right or such other right as may be granted to, acquired by or conferred upon the Holder by any other applicable law.

7.2	Mining operations in the mining area must be conducted in accordance with the Mining Work Programme and any amendment to such Mining Work Programme and an approved Environmental Management Plan.

7.3	The Holder shall not trespass or enter into any homestead, house or its curtilage nor interfere with or prejudice the interests of the occupiers and/or owners of the surface of the Mining Area except to the extent to which such interference or prejudice is necessary for the purposes of enabling the Holder to properly exercise the Holder’s rights under this mining right.

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8.	Conditions on disposal of Minerals and/ or Products Derived from Mining

It is a condition of the conversion of this old order mining right that the Holder shall dispose of all minerals and/ or products derived from the exploitation of the mineral at competitive market prices which shall mean in all cases, non-discriminatory prices or non-export parity prices. If the minerals are sold to any entity, which is an affiliate or non-affiliated agent or subsidiary of the Holder, or is directly or indirectly controlled by the Holder, such purchaser must unconditionally undertake in writing to dispose of the minerals and any products produced from the minerals, at competitive market prices.

9.	Mortgage, Cession, Transfer, and Alienation

This mining right, a shareholding, an equity, an interest or participation in the right or joint venture, or a controlling interest in a company, close corporation or joint venture, may not be encumbered, ceded, transferred, mortgaged, let, sublet, assigned, alienated or otherwise disposed of without the written consent of the Minister, except in the case of a change of controlling interest in listed companies.

10.	Protection of Boreholes, Shafts, Adits and Openings.

All boreholes, shafts, Adits, excavations, and openings sunk or made, by the Holder during the currency of this mining right shall be sealed, closed, fenced, made safe by the Holder in accordance with the approved Environmental Management Programme, the Mine Health and Safety Act, 1996 or any other applicable laws and Regulations.

11.	Holder’s Liability for payment of Compensation for Loss or Damage

11.1.	Subject to section 43 of the Act, the Holder shall, during the tenure of this right while carrying out the mining operations under this right, take alt such necessary and reasonable steps to adequately safeguard and protect the environment, the mining area and any person/s using or entitled to use the surface of the mining area from any possible damage or injury associated with any activities on the mining area.

11.2.	Should holder fail to take reasonable steps referred to above, and to the extent that there is legal liability, the holder shall compensate such person or persons for any damage or losses, including but not limited to damage to the surface, to any crops or improvements, which such person or persons may suffer as a result of, arising from or in connection with the exercise of his/her rights under this mining right or of any act or omission in connection therewith.

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12.	Inspection of Mining Area

The Minister and/or any person duly authorised thereto in writing by the Minister shall be entitled to inspect the mining area, the Holder’s mining operations and the execution of the approved Environmental Management Programme on the Mining Area as provided for in the Act, and any instruction conveyed in writing by the Minister to the Holder requiring the proper performance by the Holder of the Holder's obligations under this mining right shall be put into effect by the Holder in terms of the Act.

13.	Cancellation or Suspension

13.1	Subject to section 47 of the Act, this mining right may be cancelled or suspended if the Holder:

13.1.1	Submits inaccurate, incorrect and or misleading information in connection with any matter required to be submitted under the Act;

13.1.2	Fails to honour or carry out any agreement, arrangement, or undertaking, including the undertaking made by the Holder in terms of the Broad Based Socio Economic Empowerment Charter and Social and Labour plan, on which the Minister relied for the conversion of this right;

13.1.3	Breaches any material term and condition of this mining right;

13.1.4	Conducts mining operations in contravention of the provisions of the Act;

13.1.5	Contravenes the requirement of the approved Environmental Management Programme; or

13.1.6	Contravenes any provisions of this Act in any other manner.

13.2	Before the Minister cancels or suspends this right, the Minister shall:

13.2.1	Give written notice to the Holder indicating the intention to suspend or cancel this right;

13.2.2	Give reason/s why the Minister is considering the suspension or cancellation of this right;

13.2.3	Give the Holder 30 days to show reasons why the right should not be suspended or cancelled;

13.2.4	Notify, the mortgagee [if any], of the intention to suspend or cancel this right; and

13.2.5	Direct the Holder, where it is possible to remedy any contravention, breach or failure, to comply or to take such specified measures to remedy any contravention, breach or failure to comply.

13.3	If the Holder does not take the measures as specified by the Minister to remedy a contravention, breach or failure, the Minister may cancel or suspend this right after considering representations made by the Holder in terms of clause 13.2.3.

14.	Records and Returns

14.1	The Holder shall maintain all such books, plans and records in regard to mining on the Mining Area as may be required by the Act and shall furnish to the office of the Regional Manager such reports and documents as may be relevant under this right.

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14.2.

The Holder shall furnish to the Regional Manager all such monthly returns contemplated in section 28 (2) A of the Act not later than the 15th day of the month following the month in respect of which it was reported.

14.3	The Holder shall furthermore at the end of each year following commencement of this mining right, inform the Regional Manager in writing of any new developments and of the future mining activities planned in connection with the exploitation/mining of the minerals on the Mining Area.

15.	Minister’s liability for Payment of Compensation

The Minister shall not at any time be liable or responsible for the payment of compensation of whatever nature to the Holder, the Holder’s successors-in-title or assignee, or any person whomsoever as a result of the conversion of this right.

16.	Compliance with the Laws of the Republic of South Africa

The conversion of this Right, does not exempt the Holder and its successors in title and/or assigns from complying with the relevant provisions of the Mine Health and Safety Act, (Act No.29 of 1996) and any other law in force in the Republic of South Africa.

17.	Provisions relating to section 2(d) and (f) of the Act

In the furthering of the objects of this Act, the Holder is bound by the provisions of an agreement or arrangement dated 5th APRIL 2002 entered into between the Holder/ empowering partner and AFRICAN RAINBOW MINERALS (PROPRIETARY) LIMITED (the empowerment partner) which agreement or arrangement was taken into consideration for purposes of compliance with the requirements of the Act and or Broad Based Economic Empowerment Charter developed in terms of the Act and such agreement shall form part of this right.

18.	Social and Labour Plan

18.1	The holder must annually, not later than three months before the end of its financial year, submit a detailed implementation plan to give effect to Regulation 46(e) (i), (ii) and (iii) in line with the Social and Labour Plan.

18.2	The holder must annually, not later than three months after finalisation of its audited annual report, submit a detailed report on the implementation of the previous year’s social and labour plan.

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19.	Severability

Notwithstanding anything to the contrary, any provision of this mining right which is contrary to any provision of the Act or which is otherwise ultra vires, null and void, voidable, or unenforceable, shall be severable from the rest of this right, such rest thus being and remaining of full force, effect and enforceable.

20.	Domicilia citandi et executandi

20.1.	The parties hereto choose the following addresses as their domicilia citandi et executandi and for all purposes arising from this mining right, in particular for the purposes of serving of any notice in terms of this mining right, and any notice properly addressed to the under mentioned postal addresses of the parties shall be deemed to have been received by the addressee within 14 days if given in writing and posted by prepaid registered post addressed to the addressee at the relevant postal address:

20.1.1.	In the case of the Minister.

Physical Address	Postal Address

DME BUILDING	PRIVATE BAG X33
C/O RYK AND DE KAAP STREETS, WELKOM	WELKOM
Code 9460	9460
Tel [057] 391 1300
Fax [057] 357 6003/357 1241

20.1.2.	In the case of the Holder.

Physical Address	Postal Address

RANDFONTEIN PARK OFFICE	P.O. BOX 2
C/O MAIN REEF AND WARD STREET RANDFONTEIN	RANDFONTEIN
Code 1760	1760
Tel [011] 411 2259
Fax [011] 412 1203

20.2.	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a party at any place other than the chosen domicilia citandi et executandi

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shall constitute adequate notice or communication to the party notwithstanding that it was not sent to or delivered at such party’s chosen domicilium citandi et executandi.

20.3	Either party shall be entitled from time to time to change the domicilia citandi et executandi or postal address furnished above after giving at least 14 days prior written notice of such change to the other party, failing which the above mentioned addresses will remain in force.

20.4.	Any written notice or communication contemplated in this clause which is forwarded by one party to the other by registered post will be presumed to have been received by the addressee on the fourteenth day following the date of posting from an address within the Republic of South Africa to the addressee at the postal address of the addressee for the time being as determined in accordance with the provisions of this clause.

21.	Costs

The Holder shall pay all costs and charges incurred in connection with the execution and registration of this prospecting right.

Thus done and signed at WELKOM on the 11th day of DECEMBER in the year 2007 in the presence of the undersigned witnesses:

AS WITNESS:

For and on behalf of the Minister

AS WITNESS:

For and on behalf of the Holder

Notary Public

Converted Mining Right:: Converted in terms of item 7 of the Mineral and Petroleum Resources Development Act, No. 28 of 2002

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ANNEXURE “6”

PLAN OF MINING RIGHT AREA

B1
WELKOM 4 SHAFT
WELKOM 2 SHAFT
WELKOM
WELKOM 3 SHAFT
BRAND 1 SHAFT
WEST SHAFT
BRAND 2 SHAFT
UNISEL SHAFT
HARMONY 4 SHAFT
HARMONY 2 SHAFT
HARMONY 3 SHAFT
VIRGINIA 1 SHAFT
VIRGINIA 2 SHAFT
MERRIESPRUIT 1 SHAFT
MERRIESPRUIT 3 SHAFT
I1
1.5 0 1.5 3.0 4.5 6.0
kilometres
LEGEND
HARMONY MINING RIGHT
HARMONY FREEHOLD
MERRIESPRUIT SOUTH BOUNDARY
ANNEXURE "2"
ANNEXURE "3"
ANNEXURE "4"

ANNEXURE “7”

SECTION 102 APPLICATION

APPLICATION IN TERMS OF SECTION 102 OF THE MINERAL AND PETROLEUM

RESOURCES DEVELOPMENT ACT, 28 OF 2002

1	INTRODUCTION

1.1	Witwatersrand Consolidated Gold Resources Limited (registration number 2002/031365/06, a limited liability public company duly incorporated in the Republic of South Africa (“Wits Gold”) is the holder of a prospecting right granted by the Minister of Mineral Resources (“the Minister”) granted in terms of section 17(1) of the Mineral and Petroleum Resources Development Act, 28 of 2002 (“MPRDA”) over [description of farms covered by the right to be inserted] (“the Current Prospecting Area”) for [details of mineral covered by the right to be inserted] and bearing the Department of Mineral Resources (“DMR”) reference number FS30/5/1/1/2/76PR, currently registered in the Mineral and Petroleum Titles Registration Office in the name of Wits Gold under MPT No. 99/2006 (PR) (“Wits Gold Prospecting Right”)

1.2	Clause 4.1 of the Wits Gold Prospecting Right provides that –

“The terms of this right (including by extension of the area covered by it or by the addition of minerals or a share or seams, mineralised bodies, or strata, which are not at the time the subject thereof) may not be amended or varied without the written consent of the Minister.”

1.3	Likewise, section 102 of the MPRDA provides that a prospecting right may not be amended or varied, including by extension of the area covered by it, without the consent of the Minister.

2	THE CURRENT PROSPECTING AREA AND THE ADDITIONAL AREA

2.1	The Current Prospecting Area comprises an aggregate of [—] hectares extending over [a description of the farms to be inserted].

2.2	The additional area, to which this application relates is 100% (one hundred percent) of an area known as the Merriespruit South Area, being that area shaded in green on the plan annexed hereto marked Annexure “1”, measuring approximately [—] hectares and situated on [description of farms on which the Merriespruit South Area falls to be inserted] (“Additional Area”).

2.3	The Additional Area currently forms part of a mining right granted to Harmony Gold Mining Company Limited (registration number 1950/03823/06) a limited liability company duly incorporated in the Republic of South Africa (“Harmony”) in terms of item 7 of Schedule II to the MPRDA, read with section 23(1) of the MPRDA, entitling Harmony to mine for gold ore in, on and under the mining right area executed on 11 December 2007 (“Mining Right”).

3	THE PURPOSE OF THIS APPLICATION AND WITS GOLD’S MOTIVATION FOR IT

3.1	The purpose of this application is to obtain the written consent of the Minister, or her authorised delegate, under section 102 of the MPRDA, to incorporate the Additional Area into the Current Prospecting Area of the Wits Gold Prospecting Right.

3.2	A motivation letter addressed to the Regional Manager, the Free State Region, dated [—] 2010 and which followed a meeting between representatives of Harmony and Wits Gold on [—] 2010 and which explains the rationale for this transaction is annexed hereto as Annexure “2”. It has now been agreed between Harmony, Wits Gold and certain representatives of the DMR that the Additional Area effectively be transferred to Wits Gold by way of section 102 of the MPRDA, Harmony agreeing to sign an unconditional deed of abandonment of the Additional Area in terms of section 56(f) of the MPRDA which it is entitled to do in terms of the terms of the Mining Right and which will be signed contemporaneously with the DMR’s granting of this application under section 102 of the MPRDA.

3.3	In further motivation of this application it should be noted that the Additional Areas is contiguous to the Current Prospecting Area and upon grant of the amendment under section 102 of the MPRDA, Wits Gold shall amend its prospecting work programme and environmental management plan to incorporate the Additional Area. Wits Gold shall furthermore consult with interested and affected parties in relation to the Additional Area in regard to the incorporation of the Additional Area within the ambit of the Wits Gold Prospecting Right.

4	EFFECT OF THE GRANTING OF THE CONSENT BY THE MINISTER UNDER SECTION 102 OF THE MPRDA

4.1	If the Minister consents under section 102 of the MPRDA to amend the Wits Gold

Prospecting Right to include the Additional Area, the reference to “Prospecting Area” as defined in the definitions part of the Wits Gold prospecting right, will be amended to read as follows – [Description of area and measurement to be included by reference to the farm portions]

4.2	The Wits Gold Prospecting Right will be amended as anticipated in 4.1, by the execution of a notarial deed of amendment to the Wits Gold Prospecting Right, which notarial amendment will, after such notarial execution, be registered in the Mineral and Petroleum Titles Registration Office.

5	APPLICATION

Wits Gold hereby applies, in accordance with the provisions of section 102 of the MPRDA for the consent of the Minister to the amendment of the Wits Gold Prospecting Right (DMR reference FS30/5/1/1/2/76PR, registered in the Mineral and Petroleum Titles Registration Office as 99/2006PR), to include the Additional Area identified in paragraph 2.2 above.

6	Please do not hesitate to contact Mr. Marc Watchorn from Wits Gold on [—] should you require any further information.

SIGNED ON THE      DAY OF      2010.

For and on behalf of Wits Gold

FIRST ADDENDUM TO MINING RIGHT

ABANDONMENT AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

and

WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

1	INTERPRETATION

In this Addendum –

1.1	“Addendum” means this first addendum to the Mining Right Abandonment Agreement;

1.2	“Mining Right Abandonment Agreement” means the agreement headed “Mining Right Abandonment Agreement” entered into between the parties hereto on 3 September 2010; and

1.3.	words and expressions defined in the Mining Right Abandonment Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Mining Right Abandonment Agreement.

2	INTRODUCTION

2.1	The Mining Right Abandonment Agreement is subject to the fulfilment of a number of Conditions Precedent.

2.2	The Condition Precedent contained in clause 4.1.5 was not fulfilled by the required date and time for fulfilment thereof and accordingly the Mining Right Abandonment Agreement has failed to become of any force or effect and has lapsed.

2.3	The Parties have agreed to revive the Mining Right Abandonment Agreement on the same terms and conditions save for extending the date for fulfilment of the Condition Precedent contained in clause 4.1.5.

3	REVIVAL AND AMENDMENT

The Parties hereby revive the Mining Right Abandonment Agreement (and to the extent required hereby re-enter into the Mining Right Abandonment Agreement) and agree that it shall again be of full force and effect on the same terms and conditions, save that the Mining Right Abandonment Agreement is hereby amended by substituting “10 November 2010” for “5 November 2010” where it appears in clause 4.1.5.

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4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Mining Right Abandonment Agreement shall mutatis mutandis continue to apply.

5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

SIGNED at Johannesburg on 11/11/10 2010.

For and on behalf of
HARMONY GOLD MIMING COMPANY LIMlTED

Signature
A.J. Boshoff
Name of Signatory
Executive
Designation of Signatory

3

SIGNED at Johannesburg on 9 November 2010.

For and on behalf of
WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

Signature
D M URQUHART
Name of Signatory
CHIEF FINANCIAL OFFICER
Designation of Signatory

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SECOND ADDENDUM TO THE MINING RIGHT ABANDONMENT AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

and

WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

1	INTERPRETATION

In this Addendum –

1.1	“Addendum” means this second addendum to the Mining Right Abandonment Agreement;

1.2	“Mining Right Abandonment Agreement” means the agreement headed “Mining Right Abandonment Agreement” entered into between the Parties on 3 September 2010 as amended by the first addendum to the Mining Right Abandonment Agreement entered into between the Parties on 11 November 2010; and

1.3	words and expressions defined in the Mining Right Abandonment Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Mining Right Abandonment Agreement.

2	INTRODUCTION

2.1	The Parties have identified an error in clause 4.1.9 in that the wording of clause 4.1.9 does not reflect the intention of the Parties.

2.2	The Parties wish to record in writing the variation of clause 4.1.9.

3	AMENDMENT

The Parties hereby agree to replace clause 4.1.9 with the following new clause 4.1.9 –

“4.1.9	by not later than 10 (ten) business days following the fulfilment, or where applicable, the waiver of the last of the Conditions Precedent contained in clauses 4.1.1 to 4.1.8 (inclusive), the representatives of the Parties and the Escrow Agent shall have met at the offices of the regional manager of the DMR: Welkom, at which meeting –

4.1.9.1	Harmony shall procure that the Deed of Abandonment is executed; and immediately thereafter;

4.1.9.2	Harmony and Wits Gold shall procure that the Deed of Mining Right Amendment and the Deed of Prospecting Right Amendment

2

respectively are executed.”

4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Mining Right Abandonment Agreement shall mutatis mutandis continue to apply.

5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

SIGNED at Randfontein on 18 October 2011.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/
Signature

A. J. Boschoff
Name of Signatory

Executive
Designation of Signatory

3

SIGNED at Johannesburg on 7 October 2011.

For and on behalf of
WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

/s/
Signature

D. M. Urquhart
Name of Signatory

Financial Director
Designation of Signatory

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THIRD ADDENDUM TO MINING RIGHT ABANDONMENT AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

and

WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

1	INTERPRETATION

In this Addendum –

1.1	“Addendum” means this third addendum to the Mining Right Abandonment Agreement;

1.2	“Mining Right Abandonment Agreement” means the agreement headed “Mining Right Abandonment Agreement” entered into between the Parties on 3 September 2010, as amended by the –

1.2.1	first addendum to the Mining Right Abandonment Agreement entered into between the Parties on 11 November 2010; and

1.2.2	second addendum to the Mining Right Abandonment Agreement entered into between the Parties on 18 October 2011; and

1.3	words and expressions defined in the Mining Right Abandonment Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Mining Right Abandonment Agreement.

2	INTRODUCTION

2.1	The Parties have agreed to extend the date for fulfilment of the Condition Precedent contained in clause 4.1.8.

2.2	The Parties wish to record their agreement in writing.

3	EXTENSION

The date for fulfilment of the Condition Precedent contained in clause 4.1.8 is hereby extended to 31 January 2012 in accordance with the provisions of clause 4.6.

4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Mining Right Abandonment Agreement shall mutatis mutandis continue to apply.

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5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

SIGNED at Sandton on 28 October 2011.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/
Signature

A. J. Boschoff
Name of Signatory

Executive
Designation of Signatory

3

SIGNED at                      on              2011.

For and on behalf of
WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

/s/
Signature

D. M. Urquhart
Name of Signatory

Financial Director
Designation of Signatory

4

FOURTH ADDENDUM TO MINING RIGHT ABANDONMENT AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

and

WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

1	INTERPRETATION

In this Addendum –

1.1	“Addendum” means this fourth addendum to the Mining Right Abandonment Agreement;

1.2	“Mining Right Abandonment Agreement” means the agreement headed “Mining Right Abandonment Agreement” entered into between the Parties on 3 September 2010, as amended by the –

1.2.1	first addendum to the Mining Right Abandonment Agreement entered into between the Parties on 11 November 2010;

1.2.2	second addendum to the Mining Right Abandonment Agreement entered into between the Parties on 18 October 2011; and

1.2.3	third addendum to the Mining Right Abandonment Agreement entered into between the Parties on 28 October 2011; and

1.3	words and expressions defined in the Mining Right Abandonment Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Mining Right Abandonment Agreement.

2	INTRODUCTION

2.1	The Parties have agreed to extend the date for fulfilment of the Condition Precedent contained in clause 4.1.8.

2.2	The Parties wish to record their agreement in writing.

3	EXTENSION

The date for fulfilment of the Condition Precedent contained in clause 4.1.8 is hereby extended to 29 February 2012 in accordance with the provisions of clause 4.6.

4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Mining Right Abandonment

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Agreement shall mutatis mutandis continue to apply.

5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

SIGNED at Sandton on 27 January 2012.

For and on behalf of
HARMONY GOLD MINING COMPANY LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Director
Designation of Signatory

3

SIGNED at Johannesburg on 26 January 2012.

For and on behalf of
WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

/s/
Signature

D. M. Urquhart
Name of Signatory

Financial Director
Designation of Signatory

4

FIFTH ADDENDUM TO MINING RIGHT ABANDONMENT AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

and

WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

1	INTERPRETATION

In this Addendum –

1.1	“Addendum” means this fifth addendum to the Mining Right Abandonment Agreement;

1.2	“Mining Right Abandonment Agreement” means the agreement headed “Mining Right Abandonment Agreement” entered into between the Parties on 3 September 2010, as amended by the –

1.2.1	first addendum to the Mining Right Abandonment Agreement entered into between the Parties on 11 November 2010;

1.2.2	second addendum to the Mining Right Abandonment Agreement entered into between the Parties on 18 October 2011;

1.2.3	third addendum to the Mining Right Abandonment Agreement entered into between the Parties on 28 October 2011; and

1.2.4	fourth addendum to the Mining Right Abandonment Agreement entered into between the Parties on 27 January 2012;

1.3	words and expressions defined in the Mining Right Abandonment Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Mining Right Abandonment Agreement.

2	INTRODUCTION

2.1	The Parties have agreed to extend the date for fulfilment of the Condition Precedent contained in clause 4.1.8.

2.2	The Parties wish to record their agreement in writing.

3	EXTENSION

The date for fulfilment of the Condition Precedent contained in clause 4.1.8 is hereby extended to 30 March 2012 in accordance with the provisions of clause 4.6.

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4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Mining Right Abandonment Agreement shall mutatis mutandis continue to apply.

5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

SIGNED at Randfontein on 28 February 2012.

For and on behalf of HARMONY GOLD MINING COMPANY LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Financial Director
Designation of Signatory

3

SIGNED at Johannesburg on 29 February 2012.

For and on behalf of WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

/s/
Signature

D. M. Urquhart
Name of Signatory

Financial Director
Designation of Signatory

4

SIXTH ADDENDUM TO MINING RIGHT ABANDONMENT AGREEMENT

between

HARMONY GOLD MINING COMPANY LIMITED

and

WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

1	INTERPRETATION

In this Addendum –

1.1	“Addendum” means this sixth addendum to the Mining Right Abandonment Agreement;

1.2	“Mining Right Abandonment Agreement” means the agreement headed “Mining Right Abandonment Agreement” entered into between the Parties on 3 September 2010, as amended by the –

1.2.1	first addendum to the Mining Right Abandonment Agreement entered into between the Parties on 11 November 2010;

1.2.2	second addendum to the Mining Right Abandonment Agreement entered into between the Parties on 18 October 2011;

1.2.3	third addendum to the Mining Right Abandonment Agreement entered into between the Parties on 28 October 2011;

1.2.4	fourth addendum to the Mining Right Abandonment Agreement entered into between the Parties on 27 January 2012; and

1.2.5	fifth addendum to the Mining Right Abandonment Agreement entered into between the Parties on 29 February 2012;

1.3	words and expressions defined in the Mining Right Abandonment Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Mining Right Abandonment Agreement.

2	INTRODUCTION

2.1	The Mining Right Abandonment Agreement is subject to the fulfilment of certain Conditions Precedent.

2.2	The Condition Precedent set out in clause 4.1.7 of the Mining Right Abandonment Agreement was not fulfilled by the required date and time for fulfilment thereof and accordingly the Mining Right Abandonment Agreement has failed to become of any force or effect and has lapsed.

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2.3	The Parties have agreed to revive and to make certain amendments to the Mining Right Abandonment Agreement.

3	REVIVAL AND AMENDMENT

The Parties hereby revive the Mining Right Abandonment Agreement (and to the extent required hereby re-enter into the Mining Right Abandonment Agreement) and agree that it shall again be of full force and effect on the same terms and conditions, save that the Mining Right Abandonment Agreement is hereby amended by the –

3.1	deletion of clause 4.1.7 in its entirety and the substitution of the following the place therefore –

“by not later than 17h00 on 7 May 2012, Wits Gold has paid the Balance of the Purchase Consideration plus VAT on the full Consideration into the Escrow Account;”;

3.2	insertion of the following new clause after clause 4.1.7 –

“4.1.7A	by not later than 17h00 on 31 July 2012, a consent to delete the Merriespruit South Area from the Mining Right has been granted by the Minister, either unconditionally or subject to such conditions as have been approved in writing between the Parties;”;

3.3	insertion of the clause number “4.1.7A” before the clause number “4.1.8” in clause 4.4; and

3.4	substitution of the clause numbers and word “4.1.1, 4.1.4 and 4.1.7” for the clause numbers and word “4.1.1 and 4.1.4” where they appear in clause 4.5.3.

4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Mining Right Abandonment Agreement shall mutatis mutandis continue to apply.

5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

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6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

SIGNED at Johannesburg on 4 May 2012.

For and on behalf of HARMONY GOLD MINING COMPANY LIMITED

/s/
Signature

Frank Abbott
Name of Signatory

Financial Director
Designation of Signatory

SIGNED at Johannesburg on 2 May 2012.

For and on behalf of WITWATERSRAND CONSOLIDATED GOLD RESOURCES LIMITED

/s/
Signature

D. M. Urquhart
Name of Signatory

Financial Director
Designation of Signatory

4